Artisan Partners Asset Management Inc. Reports 4Q13 and Year Ended December 31, 2013 Results, Quarterly Dividend of $0.55 Per Share and a Special Annual Dividend of $1.63 Per Share
Milwaukee, WI – February 3, 2014 – Artisan Partners Asset Management Inc. (NYSE: APAM) (the "Company" or "Artisan Partners") today reported its results for the quarter ended December 31, 2013, and net income and earnings per share for the period from March 12, 2013 (the closing date of its initial public offering) through December 31, 2013. The Company's board of directors today declared a quarterly dividend of $0.55 per share of Class A common stock and a special annual dividend of $1.63 per share of Class A common stock. Both dividends, a total of $2.18 per share, will be paid on February 28, 2014 to shareholders of record as of the close of business on February 14, 2014.

In reference to 2013 Eric Colson, President and CEO, said, “During the year, we evolved our capital structure through our initial public offering, we expanded our brand to new prospects overseas, we continued to evolve several investment teams and we started our sixth investment team. That represents a significant number of business accomplishments that came together over the course of twelve months to further position the firm to achieve our long-term objectives.”

Business Update
Mr. Colson noted, "As of December 31, 2013, 8 of our 11 investment strategies (excluding strategies that launched after December 2008) had added value relative to their broad performance benchmarks over the trailing 5-year period and since each strategy's inception. All seven of our investment strategies with a 10-year track record have added value relative to their broad performance benchmarks. In addition, more than 90% of our assets under management were in strategies outperforming the respective benchmarks over the trailing 3-year and 10-year periods and since each strategy's inception. Over the trailing 5-year period our U.S. Mid-Cap Value strategy, which represents 15% of our assets under management, trails its benchmark by less than 20bps - essentially in line with the market during a strong bull market.

"Our business development efforts were broadly solid for the quarter and year. Four of our five existing investment teams and four of our five distribution channels experienced positive client cash flows in the quarter. For the year, four of our five distribution channels had positive client cash flows and only our Emerging Markets team had negative client cash flows, which was primarily the result of a single client termination early in the year. This is the type of consistency and diversification we like to see over much longer periods, and it is gratifying to have it align as well as it did last year.

“From a financial standpoint, organic growth remained solid and when coupled with market appreciation and alpha produced by our investment teams, resulted in strong revenue and earnings growth for the quarter and year. Cash flow stemming from our earnings growth has allowed us to increase our quarterly dividend and declare an additional dividend that we intend to pay annually depending on firm profitability and business conditions. As a private partnership we placed a high value on aligning interests at the firm through regularly distributing profits, and we are pleased to continue this practice as a public company with these dividends.

“As we conclude our first fiscal year as a public company it is exciting to look back on what we achieved in 2013 relative to our long-term values as an organization. Public reporting cycles naturally ascribe a level of importance to three and twelve month periods, but our business develops and value is created over three to five year periods or longer. Borrowing a phrase one of our investment teams likes to use, ‘Business development doesn’t know a calendar’. The investment results of our teams were generally positive in 2013, but we value long-term results. The retention of capital in difficult periods like 2008 and the early part of 2009 is just as critical as success in years like 2013. And it is over the full cycle of the past five plus years that our teams have really generated value for our clients.

“We also value our equity ownership culture and our talent-focused business model. In 2013, as part of our IPO, we created a structure that will allow us to support our equity ownership culture for years to come. We created a better mechanism for broad and multi-

generational equity ownership among our value contributing employees. The addition of Bryan Krug at the end of the year and the development of our sixth investment team around him is also important to our core business values. The sourcing and development of new teams is fundamental to our franchise value over the long-term. Bryan is a great fit within our high value-added firm. We are working with him to develop his team while protecting his time and prioritizing alpha generation as we begin the planning process for what will be our 14th investment strategy.”
Fourth Quarter 2013 Highlights

•	Assets under management ("AUM") of $105.5 billion at December 31, 2013

•	Net client cash inflows of $1.5 billion

•	GAAP operating income of $58.4 million and operating margin of 29.6%

•	GAAP net income of $10.1 million or $1.42 loss per basic and diluted share

•	Adjusted[1] operating income of $84.7 million and adjusted[1] operating margin of 42.9%

•	Adjusted[1] net income of $55.0 million or $0.77 per adjusted[1] share
The table below presents AUM and a comparison of certain GAAP and non-GAAP ("adjusted") financial measures.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$105.5	$96.9	$74.3	$105.5	$74.3
Average	101.0	92.4	71.3	89.5	66.2

Consolidated Financial Results (GAAP)
Revenues	$197.6	$178.0	$137.1	$685.8	$505.6
Operating income (loss)	58.4	53.4	39.4	(261.2)	47.1
Operating margin	29.6%	30.0%	28.7%	(38.1)%	9.3%
Net income attributable to Artisan Partners Asset Management Inc.[2]	10.1	6.0	—	24.8	—
Basic earnings per share	(1.42)	0.42	N/A	(0.63)	N/A
Diluted earnings per share	(1.42)	0.35	N/A	(0.63)	N/A

Adjusted[1] Financial Results
Adjusted operating income	$84.7	$77.1	$55.4	$288.9	$202.9
Adjusted operating margin	42.9%	43.3%	40.4%	42.1%	40.1%
Adjusted EBITDA[3]	$90.7	$77.9	$57.0	$297.2	$204.4
Adjusted net income	55.0	47.6	34.0	180.3	122.4
Adjusted earnings per adjusted share	$0.77	$0.67	N/A	$2.54	N/A

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1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 The Company became the general partner of Artisan Partners Holdings on March 12, 2013. Prior to that time none of the net income of Artisan Partners Holdings was allocated to the Company.
3 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $105.5 billion
Our AUM increased to $105.5 billion at December 31, 2013, an increase of $8.6 billion, or 8.8%, compared to $96.9 billion at September 30, 2013 as a result of $7.1 billion in market appreciation and $1.5 billion of net client cash inflows. Compared to December 31, 2012, AUM increased $31.2 billion, or 41.9%, due to $24.0 billion in market appreciation and $7.2 billion of net client cash inflows. Client cash flows for the quarter ended December 31, 2013 included outflows of approximately $0.5 billion of Artisan Funds, Inc. annual income and capital gains distributions net of reinvestments.
Average AUM for the fourth quarter of 2013 was $101.0 billion, an increase of 9.3% compared to average AUM for the third quarter of 2013 of $92.4 billion and a 41.7% increase from the average of $71.3 billion for the fourth quarter of 2012.
As previously announced, we now post updated AUM information under the Financial Information section of our Investor Relations website (www.apam.com) after the conclusion of the seventh NYSE trading day of each month.

Fourth Quarter of 2013 Compared to Third Quarter of 2013
GAAP net income was $10.1 million, or $1.42 loss per diluted share, in the fourth quarter of 2013 compared to net income of $6.0 million, or $0.35 per diluted share, in the third quarter of 2013. The decrease in income per diluted share resulted from purchasing 1.4 million shares of convertible preferred stock at market value (through our November follow-on offering) from an existing shareholder for an amount greater than the carrying value of the repurchased stock, which had a negative impact on earnings per share. Adjusted net income was $55.0 million, or $0.77 per adjusted share, in the fourth quarter of 2013 compared to adjusted net income of $47.6 million, or $0.67 per adjusted share, in the third quarter of 2013. Included in adjusted net income for the fourth quarter of 2013 is a net benefit of $1.3 million ($5.1 million investment earnings net of related compensation expense and income taxes) from the sale of investments held in connection with the pre-IPO retention award for investment teams that ended on December 31, 2013. The net gain contributed $0.02 to adjusted net income per adjusted share. In comparison, the compensation expense incurred in the third quarter of 2013 relative to this arrangement resulted in a $0.03 negative impact to adjusted net income per adjusted share.

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Revenues of $197.6 million in the fourth quarter of 2013 increased $19.6 million from $178.0 million in the third quarter of 2013 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

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Operating expenses of $139.2 million in the fourth quarter of 2013 increased $14.6 million from $124.6 million in the third quarter of 2013 driven primarily by an increase in compensation and benefit expenses, increased bonuses, most of which are directly linked to our revenue growth, and compensation expense incurred in connection with the establishment of our sixth autonomous investment team. Offering related proxy expenses, as defined in Exhibit 2, increased $2.3 million, and other operating expenses increased as a result of an increase in consulting on technology projects, professional fees incurred in connection with the offering of stock in the fourth quarter and higher travel expenses.

•	GAAP operating margin was 29.6% for the fourth quarter of 2013 compared to 30.0% for the third quarter of 2013.

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Adjusted operating margin was 42.9% for the fourth quarter of 2013 compared to 43.3% for the third quarter of 2013. Adjusted operating margin was negatively impacted for the fourth quarter of 2013 by costs associated with establishing our sixth autonomous investment team, an increase in consulting on technology projects, costs incurred in connection with the offering of stock in the fourth quarter and higher travel expenses.

Fourth Quarter of 2013 Compared to Fourth Quarter of 2012
GAAP net income was $10.1 million, or $1.42 loss per diluted share, in the fourth quarter of 2013. The decrease in income per diluted share was a result of purchasing 1.4 million shares of convertible preferred stock at market value (through our November follow-on offering) from an existing shareholder in an amount greater than carrying value, which had a negative impact on earnings per share. Adjusted net income was $55.0 million, or $0.77 per adjusted share, in the fourth quarter of 2013 compared to adjusted net income of $34.0 million in the fourth quarter of 2012. Included in adjusted net income for the fourth quarter of 2013 is a net benefit of $1.3 million ($5.1 million investment earnings net of related compensation expense and income taxes) from the sale of investments held in connection with the pre-IPO retention award for investment teams that ended on December 31, 2013. In comparison, the net compensation expense incurred in the fourth quarter of 2012 relative to this arrangement resulted in a $1.0 million reduction to adjusted net income.

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Revenues of $197.6 million in the fourth quarter of 2013 increased $60.5 million from $137.1 million in the fourth quarter of 2012 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $139.2 million in the fourth quarter of 2013 increased $41.5 million from $97.7 million in the fourth quarter of 2012 driven primarily by an increase in compensation and benefits expense. Compensation and benefits expense increased due to increased bonuses, most of which are directly linked to our revenue growth, additional equity based compensation expense related to restricted shares awarded to employees in the third quarter of 2013, increased headcount and costs incurred in connection with the establishment of our sixth autonomous investment team. Pre-offering related share-based compensation expense increased $7.9 million, as a result of a change in accounting for share based awards in connection with our March 2013 IPO. Offering related proxy expenses, as defined in Exhibit 2, were $2.6 million in the fourth quarter of 2013; there were no such expenses in the fourth quarter of 2012.

•	GAAP operating margin was 29.6% for the fourth quarter of 2013 compared to a margin of 28.7% in the fourth quarter of 2012.

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Adjusted operating margin was 42.9% for the fourth quarter of 2013 compared to 40.4% for the fourth quarter of 2012 as a result of significantly higher revenues, offset in part by increased compensation and benefits expense.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012
GAAP net income was $24.8 million, or $0.63 loss per diluted share, for the year ended December 31, 2013. Adjusted net income was $180.3 million, or $2.54 per adjusted share, for the year ended December 31, 2013 compared to adjusted net income of $122.4 million for the year ended December 31, 2012. Included in net income for the year ended December 31, 2013 is $5.1 million of earnings on investments as compared to $0.7 million for the year ended December 31, 2012.

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Revenues of $685.8 million for the year ended December 31, 2013 increased $180.2 million from $505.6 million for the year ended December 31, 2012 due to higher average AUM as a result of market appreciation and net client cash inflows.

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Operating expenses of $947.0 million for the year ended December 31, 2013 increased $488.5 million from $458.5 million for the year ended December 31, 2012 driven primarily by an increase in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our March 2013 IPO. Compensation and benefits expense also increased due to increased bonuses, most of which are directly linked to our revenue growth, increased headcount and equity based compensation expense related to restricted shares awarded to employees in the third quarter of 2013. Included in compensation and benefits expense for the year ended December 31, 2013 is $18.5 million of cash retention and severance expenses compared to $10.0 million for the year ended December 31, 2012.

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GAAP operating margin was (38.1)% for the year ended December 31, 2013 compared to 9.3% for the year ended December 31, 2012. The decline was primarily due to an increase in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our March 2013 IPO.

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Adjusted operating margin was 42.1% for the year ended December 31, 2013 compared to 40.1% for the year ended December 31, 2012. The increase in adjusted operating margin was the result of significantly higher revenues, partially offset by an increase in cash retention and severance expenses during the year ended December 31, 2013.

Capital Management
Cash and cash equivalents were $211.8 million at December 31, 2013, compared to $141.2 million at December 31, 2012. The Company had total borrowings of $200.0 million at December 31, 2013 and $290.0 million at December 31, 2012. In March 2013, the Company received net proceeds from its IPO of $353.4 million.  In connection with the initial public offering, the Company used a portion of the proceeds to distribute $105.3 million of pre-IPO retained profits to its partners, repaid $90.0 million of the outstanding principal amount of loans under its revolving credit agreement, and purchased approximately 2.7 million Class A common units of Artisan Partners Holdings LP ("Holdings"), our direct subsidiary, from certain investors for approximately $76.3 million.  Also in connection with the IPO, the Company used cash on hand to make cash incentive payments aggregating $56.8 million to certain of its portfolio managers.
On November 6, 2013, the Company completed an offering of 5,520,000 shares of Class A common stock and utilized all of the net proceeds to purchase 4,152,665 preferred units of Holdings and 1,367,335 shares of our convertible preferred stock.
Total stockholders' equity was $132.3 million at December 31, 2013, compared to a deficit of $672.7 million at December 31, 2012. The Company had 19.8 million shares of Class A common stock outstanding and 1.2 million shares of convertible preferred shares outstanding at December 31, 2013.
The Company's debt leverage ratio, calculated in accordance with its loan agreements, was 0.7X at December 31, 2013.

Declaration of Quarterly and Special Annual Dividend

The Company's board of directors today declared a quarterly dividend of $0.55 per share of Class A common stock and a special annual dividend of $1.63 per share of Class A common stock. Both dividends, a total of $2.18 per share, will be paid on February 28, 2014 to shareholders of record as of the close of business on February 14, 2014.
Artisan Partners’ dividend policy targets the distribution of the majority of annual adjusted earnings through a quarterly dividend and, subject to firm profitability and business conditions, a special annual dividend.
The amount of this initial special annual dividend reflects Artisan Partners’ strong organic growth, stock market strength and excess cash on the balance sheet, resulting in a higher dividend than anticipated in future years.

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CONFERENCE CALL
The Company will host a conference call on February 4, 2014 at 8:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 866.652.5200 or 412.317.6060 for international callers; the conference ID is 10038979. A replay of the call will be available until February 12, 2014 by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10038979. In addition, the webcast will be available on the Company's website.
FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company's filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors" in the Company's registration statement on Form S-1 (File No. 333-191739). The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has six autonomous investment teams that oversee thirteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Press Inquiries
Bob Batchelor
866.642.1770
pr@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$133.8	$121.3	$90.5	$464.3	$336.2
Separate accounts	61.3	56.7	45.3	219.0	167.8
Performance fees	2.5	—	1.3	2.5	1.6
Total revenues	197.6	178.0	137.1	685.8	505.6

Operating expenses
Compensation and benefits	87.8	79.5	61.6	309.2	227.3
Pre-offering related compensation - share-based awards	23.7	23.4	15.8	404.2	101.7
Pre-offering related compensation - other	—	—	0.2	143.0	54.1
Total compensation and benefits	111.5	102.9	77.6	856.4	383.1
Distribution and marketing	11.3	10.1	7.6	38.4	29.0
Occupancy	2.7	2.6	2.4	10.5	9.3
Communication and technology	4.1	3.4	3.4	14.4	13.2
General and administrative	9.6	5.6	6.7	27.3	23.9
Total operating expenses	139.2	124.6	97.7	947.0	458.5
Operating income (loss)	58.4	53.4	39.4	(261.2)	47.1
Interest expense	(2.9)	(2.9)	(3.3)	(11.9)	(11.4)
Loss on debt extinguishment	—	—	—	—	(0.8)
Net gain on the valuation of contingent value rights	9.3	6.9	—	49.6	—
Net gain (loss) of Launch Equity	1.6	5.5	0.3	10.7	8.8
Net investment income	5.1	—	0.8	5.1	0.7
Other non-operating income (loss)	—	—	—	—	(0.8)
Total non-operating income (loss)	13.1	9.5	(2.2)	53.5	(3.5)
Income (loss) before income taxes	71.5	62.9	37.2	(207.7)	43.6
Provision for income taxes	9.3	6.8	0.2	26.4	1.0
Net income (loss) before noncontrolling interests	62.2	56.1	37.0	(234.1)	42.6
Less: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	50.5	44.6	36.7	(269.6)	33.8
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	1.6	5.5	0.3	10.7	8.8
Net income attributable to Artisan Partners Asset Management Inc.	$10.1	$6.0	$—	$24.8	$—

Basic earnings per share - Class A common shares	$(1.42)	$0.42	N/A	$(0.63)	N/A
Diluted earnings per share - Class A common shares	$(1.42)	$0.35	N/A	$(0.63)	N/A

Average shares outstanding
Class A common shares	16.1	12.7	N/A	13.8	N/A
Unvested restricted shares	1.6	1.3	N/A	0.9	N/A
Convertible preferred shares	1.7	2.6	N/A	2.3	N/A
Total average shares outstanding	19.4	16.6	N/A	17.0	N/A

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$10.1	$6.0	$—	$24.8	$—
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	50.5	44.6	36.7	(269.6)	33.8
Add back: Provision for income taxes	9.3	6.8	0.2	26.4	1.0
Add back: Pre-offering related compensation - share-based awards	23.7	23.4	15.8	404.2	101.7
Add back: Pre-offering related compensation - other	—	—	0.2	143.0	54.1
Add back: Offering related proxy expense	2.6	0.3	—	2.9	—
Less: Net gain on the valuation of contingent value rights	9.3	6.9	—	49.6	—
Less: Adjusted provision for income taxes	31.9	26.6	18.9	101.8	68.2
Adjusted net income (Non-GAAP)	$55.0	$47.6	$34.0	$180.3	$122.4

Average shares outstanding
Class A common shares	16.1	12.7	—	13.8	—

Assumed vesting, conversion or exchange of:
Unvested restricted shares	1.6	1.3	—	0.9	—
Convertible preferred shares outstanding	1.7	2.6	—	2.3	—
Artisan Partners Holdings LP units outstanding (non-controlling interest)	52.1	54.6	—	53.9	—
Adjusted shares	71.5	71.2	N/A	70.9	N/A

Adjusted net income per adjusted share (Non-GAAP)	$0.77	$0.67	N/A	$2.54	N/A

Operating income (loss) (GAAP)	$58.4	$53.4	$39.4	$(261.2)	$47.1
Add back: Pre-offering related compensation - share-based awards	23.7	23.4	15.8	404.2	101.7
Add back: Pre-offering related compensation - other	—	—	0.2	143.0	54.1
Add back: Offering related proxy expense	2.6	0.3	—	2.9	—
Adjusted operating income (Non-GAAP)	$84.7	$77.1	$55.4	$288.9	$202.9

Adjusted operating margin (Non-GAAP)	42.9%	43.3%	40.4%	42.1%	40.1%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$10.1	$6.0	$—	$24.8	$—
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	50.5	44.6	36.7	(269.6)	33.8
Add back: Pre-offering related compensation - share-based awards	23.7	23.4	15.8	404.2	101.7
Add back: Pre-offering related compensation - other	—	—	0.2	143.0	54.1
Add back: Offering related proxy expense	2.6	0.3	—	2.9	—
Less: Net gain on the valuation of contingent value rights	9.3	6.9	—	49.6	—
Add back: Interest expense	2.9	2.9	3.3	11.9	11.4
Add back: Provision for income taxes	9.3	6.8	0.2	26.4	1.0
Add back: Depreciation and amortization	0.9	0.8	0.8	3.2	2.4
Adjusted EBITDA (Non-GAAP)	$90.7	$77.9	$57.0	$297.2	$204.4

The Company's management uses non-GAAP measures (referred to as "adjusted" measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation (as described below), (2) offering related proxy expense (as described below), (3) the net gain (loss) on the valuation of contingent value rights, and (4) adjustments to remove the non-operational complexities of the Company's structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company's profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company's non-GAAP measures are as follows:

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Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, as defined below, (2) offering related proxy expense and (3) net gain (loss) on the valuation of contingent value rights, and reflects income taxes as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company's convertible preferred stock were exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming the full exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated effective tax rate was 36.1% and 35.8% for the years ended December 31, 2013 and 2012, respectively. The impact of the change in the 2013 estimated tax rate from 35.8% to 36.1% is reflected in adjusted net income for the three months ended December 31, 2013.

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Adjusted net income per adjusted share is calculated by dividing adjusted net income (loss) by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested shares of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company's convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income (loss) of the consolidated company excluding offering related proxy expense and pre-offering related compensation, as defined below.

•	Adjusted operating margin is calculated by dividing adjusted operating income (loss) by total revenues.

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Adjusted EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income (loss) attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation, as defined below, and the net gain (loss) on the valuation of contingent value rights.

•
For the three months ended December 31, 2013 and September 30, 2013, pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company's initial public offering, which closed on March 12, 2013. For the year ended December 31, 2013, pre-offering related compensation includes (1) expense resulting from cash incentive compensation payments triggered by our IPO and expense associated with the reallocation of post-IPO profits from certain pre-IPO partners to employee-partners, (2) one-time expense, resulting from the modification of the Class B common unit awards at the time of our IPO, based on the difference between the carrying value of the liability associated with the vested Class B common units immediately prior to our IPO and the value based on the offering price per share of Class A common stock in our IPO, (3) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted prior to our IPO and (4) the elements listed in the following sentence. For the three months ended December 31, 2012 and the years ended December 31, 2013 and 2012, pre-offering related compensation includes (1) distributions to the Class B partners of Artisan Partners Holdings, (2) redemptions of Class B common units and (3) changes in the value of Class B liability awards, in each case occurring during the respective period.

•
For the three months ended December 31, 2013 and September 30, 2013 and year ended December 31, 2013, offering related proxy expense includes costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) that we expect will occur no later than March 12, 2014 (which is the first anniversary of the completion of our IPO). Upon the change of control, we can continue to act as adviser to any SEC-registered mutual fund only if the fund's board and shareholders approve a new investment advisory agreement, except in the case of certain sub-advised funds for which only board approval is necessary. In addition, each of the investment advisory agreements for the separate accounts we manage provides that it may not be assigned (including an assignment by virtue of a change of control) without consent of the client. We have incurred and expect to continue to incur through the first quarter of 2014 costs to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	December 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$211.8	$141.2
Accounts receivable	64.1	46.0
Investment securities	7.8	15.2
Deferred tax assets	187.9	—
Assets of Launch Equity	89.9	67.0
Other	19.9	18.2
Total assets	$581.4	$287.6

Liabilities and equity (deficit)
Accounts payable, accrued expenses, and other	$48.9	$57.6
Borrowings	200.0	290.0
Class B liability awards	—	225.2
Amounts payable under tax receivable agreements	160.7	—
Liabilities of Launch Equity	39.5	30.3
Total liabilities	449.1	603.1

Redeemable preferred units	—	357.2

Total equity (deficit)	132.3	(672.7)
Total liabilities and equity (deficit)	$581.4	$287.6

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2013	2013	2012	2013	2012

Beginning assets under management	$96,931	$85,791	$69,835	13.0%	38.8%
Gross client cash inflows	5,623	5,373	4,957	4.7%	13.4%
Gross client cash outflows	(4,142)	(3,276)	(3,414)	(26.4)%	(21.3)%
Net client cash flows	1,481	2,097	1,543	(29.4)%	(4.0)%
Market appreciation (depreciation)	7,065	9,043	2,956	(21.9)%	139.0%
Ending assets under management	$105,477	$96,931	$74,334	8.8%	41.9%
Average assets under management	$101,005	$92,385	$71,262	9.3%	41.7%

	For the Years Ended			% Change from
	December 31,	December 31,		December 31,
	2013	2012		2012

Beginning assets under management	$74,334	$57,104		30.2%
Gross client cash inflows	22,290	18,009		23.8%
Gross client cash outflows	(15,112)	(12,196)		(23.9)%
Net client cash flows	7,178	5,813		23.5%
Market appreciation (depreciation)	23,965	11,417		109.9%
Ending assets under management	$105,477	$74,334		41.9%
Average assets under management	$89,545	$66,174		35.3%

Exhibit 5

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team						By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
December 31, 2013
Beginning assets under management	$24,761	$21,421	$21,044	$27,976	$1,729	$96,931	$54,489	$42,442	$96,931
Gross client cash inflows	1,634	1,213	1,128	1,613	35	5,623	4,342	1,281	5,623
Gross client cash outflows	(981)	(1,175)	(972)	(950)	(64)	(4,142)	(2,834)	(1,308)	(4,142)
Net client cash flows	653	38	156	663	(29)	1,481	1,508	(27)	1,481
Market appreciation (depreciation)	1,903	1,565	1,303	2,248	46	7,065	3,884	3,181	7,065
Transfers	—	—	(70)	70	—	—	—	—	—
Ending assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$105,477	$59,881	$45,596	$105,477
Average assets under management	$25,926	$22,353	$21,549	$29,402	$1,775	$101,005	$57,018	$43,987	$101,005

September 30, 2013
Beginning assets under management	$22,189	$19,582	$17,766	$24,659	$1,595	$85,791	$47,518	$38,273	$85,791
Gross client cash inflows	1,191	1,343	1,367	1,375	97	5,373	4,250	1,123	5,373
Gross client cash outflows	(848)	(953)	(808)	(594)	(73)	(3,276)	(2,329)	(947)	(3,276)
Net client cash flows	343	390	559	781	24	2,097	1,921	176	2,097
Market appreciation (depreciation)	2,229	1,449	2,719	2,536	110	9,043	5,061	3,982	9,043
Transfers	—	—	—	—	—	—	(11)	11	—
Ending assets under management	$24,761	$21,421	$21,044	$27,976	$1,729	$96,931	$54,489	$42,442	$96,931
Average assets under management	$23,759	$20,671	$19,611	$26,664	$1,680	$92,385	$51,572	$40,813	$92,385

December 31, 2012
Beginning assets under management	$18,989	$16,415	$14,149	$17,432	$2,850	$69,835	$37,730	$32,105	$69,835
Gross client cash inflows	904	1,021	1,120	1,902	10	4,957	2,845	2,112	4,957
Gross client cash outflows	(790)	(1,292)	(781)	(496)	(55)	(3,414)	(2,557)	(857)	(3,414)
Net client cash flows	114	(271)	339	1,406	(45)	1,543	288	1,255	1,543
Market appreciation (depreciation)	989	578	204	1,048	137	2,956	1,585	1,371	2,956
Transfers	—	—	—	—	—	—	—	—	—
Ending assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$74,334	$39,603	$34,731	$74,334
Average assets under management	$19,357	$16,503	$14,020	$18,549	$2,833	$71,262	$38,333	$32,929	$71,262

Exhibit 6

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Years Ended	By Investment Team						By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
December 31, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	5,572	4,815	5,090	6,387	426	22,290	16,943	5,347	22,290
Gross client cash outflows	(3,912)	(4,098)	(3,140)	(2,391)	(1,571)	(15,112)	(9,814)	(5,298)	(15,112)
Net client cash flows	1,660	717	1,950	3,996	(1,145)	7,178	7,129	49	7,178
Market appreciation (depreciation)	5,565	5,585	5,861	7,005	(51)	23,965	13,210	10,755	23,965
Transfers	—	—	(70)	70	—	—	(61)	61	—
Ending assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$105,477	$59,881	$45,596	$105,477
Average assets under management	$23,402	$20,142	$18,687	$25,554	$1,760	$89,545	$49,756	$39,789	$89,545

December 31, 2012
Beginning assets under management	$16,107	$15,059	$10,893	$12,546	$2,499	$57,104	$30,843	$26,261	$57,104
Gross client cash inflows	3,719	3,984	4,325	5,525	456	18,009	11,977	6,032	18,009
Gross client cash outflows	(3,854)	(3,856)	(2,797)	(1,250)	(439)	(12,196)	(8,643)	(3,553)	(12,196)
Net client cash flows	(135)	128	1,528	4,275	17	5,813	3,334	2,479	5,813
Market appreciation (depreciation)	4,120	1,535	2,271	3,065	426	11,417	5,885	5,532	11,417
Transfers	—	—	—	—	—	—	(459)	459	—
Ending assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$74,334	$39,603	$34,731	$74,334
Average assets under management	$18,176	$16,304	$13,377	$15,591	$2,726	$66,174	$35,840	$30,334	$66,174

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of December 31, 2013
(unaudited)

	Inception	Strategy AUM	Value-Added [2] (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$25,292	478	655	551	332	671
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,707	209	619	494	530	560
Global Equity Strategy	4/1/2010	$266	822	777	N/A	N/A	729
Global Small-Cap Growth Strategy	7/1/2013	$53	N/A	N/A	N/A	N/A	(50)

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$15,733	270	272	(13)	328	589
U.S. Small-Cap Value Strategy	6/1/1997	$4,421	(989)	(488)	(198)	177	484
Value Equity Strategy	7/1/2005	$2,869	(626)	(57)	59	N/A	58

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$16,649	428	272	517	253	631
U.S. Small-Cap Growth Strategy	4/1/1995	$3,041	589	749	714	212	119
Global Opportunities Strategy	2/1/2007	$2,702	335	636	1,006	N/A	667

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$16,866	957	727	769	672	744
Global Value Strategy	7/1/2007	$14,091	1,094	880	652	N/A	687

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$1,746	(8)	(373)	(145)	N/A	(86)

Total Assets Under Management [3]		$105,477

______________________________________
1 We measure the results of our "composites", which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at December 31, 2013, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy for the periods presented and since its inception date. The market indices used to compute the value added since inception date for each of our strategies are as follows: Non-U.S. Growth strategy—MSCI EAFE® Index; Non-U.S. Small-Cap Growth strategy—MSCI EAFE® Small Cap Index; Global Equity strategy—MSCI ACWI® Index; Global Small-Cap Growth strategy—MSCI ACWI® Small Cap Index; U.S. Small-Cap Value strategy—Russell 2000® Index; U.S. Mid-Cap Value strategy—Russell Midcap® Index; Value Equity strategy—Russell 1000® Index; U.S. Mid-Cap Growth strategy—Russell Midcap® Index; Global Opportunities strategy—MSCI ACWI® Index; U.S. Small-Cap Growth strategy—Russell 2000® Index; Non-U.S. Value strategy—MSCI EAFE® Index; Global Value strategy—MSCI ACWI® Index; Emerging Markets strategy—MSCI Emerging Markets IndexSM.
3 Includes an additional $41.2 million in assets managed in a portfolio not currently made available to investors other than our employees to evaluate its potential viability as a strategy to be offered to clients.